Exhibit 7
FOURTH AMENDMENT
TO
LIMITED PARTNERSHIP AGREEMENT OF
JOSEPH R. DOHERTY FAMILY LIMITED PARTNERSHIP, L.P.
          The undersigned, being the sole General Partner and all of the Limited Partners of JOSEPH R. DOHERTY FAMILY LIMITED PARTNERSHIP, L.P. (the “Partnership”), a Delaware limited partnership under Limited Partnership Agreement dated December 31, 2001, as amended, (the “Agreement”), hereby acknowledge and agree that:
          (1) Pursuant to an Assignment of Interest dated as of November 21, 2008, JOSEPH R. DOHERTY assigned fifty Class B Partnership Units in the Partnership to JOHN D. DOHERTY;
          (2) As a result of the foregoing Assignment, JOSEPH R. DOHERTY holds no Class B Partnership Units and JOHN D. DOHERTY holds one Class A Partnership Unit and ninety-nine Class B Partnership Units;
          (3) The General Partner hereby consents to the transfer of the fifty Class B Partnership Units by JOSEPH R. DOHERTY to JOHN D. DOHERTY and the admission of JOHN D. DOHERTY as a Limited Partner of the Partnership; and
          (4) Schedule A to the Agreement is hereby amended in its entirety and replaced by the new Schedule A attached hereto.
          This document shall be considered the Fourth Amendment to the Agreement, which, except as specifically amended by this Fourth Amendment, shall remain in full force and effect in accordance with its terms.

           IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the 21st day of November, 2008.

GENERAL PARTNER
AND LIMITED PARTNER:

/s/ John D. Doherty
John D. Doherty

FORMER LIMITED PARTNER:

/s/ Joseph R. Doherty

Joseph R. Doherty

Witnessed:
11/21/08

/s/ Nathaniel Pulsifer
Nathaniel Pulsifer 29 North Main Street Ipswich, MA 01938

SCHEDULE A
JOSEPH R. DOHERTY FAMILY LIMITED PARTNERSHIP, L.P.

	Class of	Number of
	Partnership	Partnership	Capital	Participation
Name of Partner	Shares	Shares	Contributions	Percentage
JOHN D. DOHERTY	A	1	$23,506	1.0%

JOHN D. DOHERTY	B	99	$2,327,081	99.0%

Totals:		100	$2,350,587	100.0%

ASSIGNMENT OF INTEREST
JOSEPH R. DOHERTY FAMILY LIMITED PARTNERSHIP, L.P.
          I, JOSEPH R. DOHERTY of Winchester, Massachusetts, currently hold fifty Class B Partnership Units as a Limited Partner in the JOSEPH R. DOHERTY FAMILY LIMITED PARTNERSHIP, L.P. (the “Partnership”), a Delaware limited partnership under Limited Partnership Agreement dated December 31, 2001 (the “Agreement”).
          Pursuant to Section 11.4 of the Agreement, for consideration of Eighty-Seven Thousand Five Hundred Dollars , the receipt and sufficiency of which is hereby acknowledged, I hereby assign said fifty Class B Partnership Units to my son, JOHN D. DOHERTY, General Partner and Limited Partner of the Partnership. This Assignment shall be effective upon its delivery to my assignee. I intend that my assignee shall become a Limited Partner in the Partnership with respect to the transferred interest.
          Subsequent to this assignment I shall retain no Partnership Units in the Partnership.
          Executed under seal as of the 21st day of November, 2008.

By:	/s/ Joseph R. Doherty
Joseph R. Doherty

Witnessed:

/s/ Nathaniel Pulsifer
11/21/08
Nathaniel Pulsifer 29 North Main Street Ipswich, MA 01938
COMMONWEALTH OF MASSACHUSETTS
Suffolk, ss.
          On this 21st day of November, 2008, before me, the undersigned notary public, personally appeared JOSEPH R. DOHERTY, proved to me through satisfactory evidence of identification, which consisted of personal knowledge, to be the person whose name is signed on the foregoing document, and acknowledged to me that he signed said document voluntarily for its stated purpose.

/s/ Susan L. Abbott
[NOTARIAL SEAL	Notary Public
APPEARS HERE]
My commission expires: 9/26/14

ACCEPTANCE OF INTEREST
JOSEPH R. DOHERTY FAMILY LIMITED PARTNERSHIP, L.P.
          I, JOHN D. DOHERTY, hereby acknowledge my receipt and acceptance of the foregoing assignment. I hereby accept and adopt the provisions of and agree to be liable for and assume all liabilities and obligations of said JOSEPH R. DOHERTY under the Joseph R. Doherty Family Limited Partnership, L.P., Limited Partnership Agreement with respect to the Partnership Units so assigned to me.
          Executed under seal as of the 21st day of November, 2008.

/s/ John D. Doherty
John D. Doherty, Assignee
COMMONWEALTH OF MASSACHUSETTS
Suffolk, ss.
          On this 21st day of November, 2008, before me, the undersigned notary public, personally appeared JOHN D. DOHERTY, proved to me through satisfactory evidence of identification, which consisted of personal knowledge, to be the person whose name is signed on the foregoing document, and acknowledged to me that he signed said document voluntarily for its stated purpose.

/s/ Susan L. Abbott
[NOTARIAL SEAL	Notary Public
APPEARS HERE]
My commission expires: 9/26/14